Investor Presentation
October 2015
Financial Information as of June 30, 2015 unless otherwise noted
First Guaranty Bancshares, Inc.
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-199602

Offering Disclosures

This presentation has been prepared by First Guaranty Bancshares, Inc. (the “Company”) solely for informational purposes based on its own information, as well as information from public sources.  This presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant.  In all cases, interested parties should conduct their own investigation and analysis of the Company.
This
presentation
is
not
an
offer
to
sell
securities,
nor
is
it
a
solicitation
of
an
offer
to
buy
securities
in
any
locality,
state,
country
or
other
jurisdiction
where
such
distribution,
publication,
availability
or
use
would
be
contrary
to
law
or
regulation
or
which
would
require
any
registration
or
licensing
within
such
jurisdiction.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation.  Any representation to the contrary is a criminal offense.
Except as otherwise indicated, this presentation speaks as of the date hereof.  The delivery of this presentation shall not, under any circumstances, create any implication there has been no change in the affairs of the Company after the date hereof.
This presentation includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys.  Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable.  Although we believe the industry and market data to be reliable as of the date of this presentation, this information could prove to be inaccurate.  Industry and market data could be wrong because of the
method
by
which
sources
obtained
their
data
and
because
information
cannot
always
be
verified
with
complete
certainty
due
to
the
limits
on
the
availability
and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.  In addition, we do not know all of the assumptions
regarding
general
economic
conditions
or
growth
that
were
used
in
preparing
the
forecasts
from
the
sources
relied
upon
or
cited
herein.
This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United
States of America (“GAAP”).  Management uses these “non-GAAP” measures in its analysis of our performance.  Management believes that these non-GAAP financial measures allows for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a greater understanding of our ongoing operations.
These
disclosures
should
not
be
viewed
as
a
substitute
for
operating
results
determined
in
accordance
with
GAAP,
nor
are
they
necessarily
comparable
to
non-
GAAP performance measures that may be presented by other companies.
A
reconciliation
of
the
non-GAAP
measures
used
in
this
presentation
to
the
most
directly
comparable
GAAP
measures
is
provided
in
the
Appendix
to
this
presentation.
The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the
Company and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O’Neill + Partners, L.P. toll-free 1-
866-805-4128 or by emailing syndicate@sandleroneill.com.

Forward Looking Statements

These slides and the accompanying oral presentation contain forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,”
“would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:
–
statements of our goals, intentions and expectations;
–
statements regarding our business plans, prospects, growth and operating strategies;
–
statements regarding the asset quality of our loan and investment portfolios; and
–
estimates of our risks and future costs and benefits.
These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements
are
subject
to
assumptions
with
respect
to
future
business
strategies
and
decisions
that
are
subject
to
change.
We
are
under
no duty to and do not take any obligation to update any forward-looking statements after the date of this presentation.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
–
our ability to manage our operations under the current economic conditions nationally and in our market area;
–
adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);
–
risks related to a high concentration of loans secured by real estate located in our market area;
–
the impact of any potential strategic transactions;
–
our ability to enter new markets successfully and capitalize on growth opportunities;
–
significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;
–
credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;
–
competition among depository and other financial institutions;
–
our success in increasing our commercial real estate and commercial and industrial lending;

Forward Looking Statements (cont’d)

–
our ability to attract and maintain deposits and our success in introducing new financial products;
–
our ability to improve our asset quality even as we increase our commercial real estate and commercial and industrial lending;
–
changes in interest rates generally, including changes in the relative differences between short-term and long-term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;
–
fluctuations in the demand for loans;
–
technological changes that may be more difficult or expensive than expected;
–
changes in consumer spending, borrowing and savings habits;
–
declines in the yield on our assets resulting from the current low interest rate environment;
–
changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;
–
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards
Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;
–
changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;
–
loan delinquencies and changes in the underlying cash flows of our borrowers;
–
the impairment of our investment securities;
–
our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;
–
the failure or security breaches of computer systems on which we depend;
–
the ability of key third-party service providers to perform their obligations to us; and
–
other economic, competitive, governmental, regulatory and operational factors affecting our operations.
Because of these and a wide variety of other uncertainties, many of which are beyond our control, our actual future results may be materially different from the results indicated by these forward-looking statements.

Terms of Proposed Offering
Issuer:  First Guaranty Bancshares, Inc.
Offering Size:  750,000 shares
Offering Structure:  100% Primary
Overallotment:  15%
Lock-Up:  180 days
Proposed Exchange / Ticker:  NASDAQ / “FGBI”
Use of Proceeds:  To support growth in the Bank’s loan portfolio, including the possibility of making larger loans due to our increased legal lending limit, to finance potential strategic acquisitions and for other general corporate purposes.  We may also use a portion of the proceeds of the offering to redeem a portion of our Series C SBLF Preferred Stock by December 31, 2015, subject to regulatory approval.
Sole Bookrunner:  Sandler O’Neill + Partners, L.P.

Summary Financial Overview

•
Headquartered in Hammond, LA and originally founded in Amite, LA in 1934
•
Operates 21 banking facilities primarily located in the Hammond, Baton Rouge, Lafayette, and
Shreveport-Bossier City MSAs
•
2015Q2 TBV / share of $16.35, YTD EPS of $1.12 and 2015Q2 annualized dividend of $0.64 per share
Overview
Metric
Value
Total Assets
$1.51
billion
Total Gross Loans
$810 million
Total Deposits
$1.35
billion
Tangible Common Equity
$103 million
YTD
EPS
$1.12
YTD ROAA¹
0.95%
YTD ROATCE¹
14.10%
YTD Efficiency Ratio
56.69%
Leverage Ratio
9.32%
Total RBC Ratio
13.94%
6.82%
Financial Highlights (June 30, 2015)
(1)
Annualized
Source: Company filings
Tangible Common Equity / Tangible Assets

Investment Highlights

•
Strong and improving financial performance
–
YTD ROAA of 0.95%¹
–
YTD ROATCE of 14.10%¹
–
YTD efficiency ratio of 56.69%
–
Net interest margin has expanded from 2.92% for the fiscal year 2013 to 3.18% for
2015YTD
•
History of growth
•
EPS
has increased 33% from $0.84 in the first half of 2014 to $1.12 in the first half of
2015
•
FY EPS grew 28% year-over-year from $1.34 in 2013 to $1.72 in 2014
–
Pre-tax, pre-provision ROAA increased 27% from 1.24% June YTD 2014 to 1.57%
YTD 2015
–
Improved the loan-to deposit ratio by 27% from 47.5% of deposits at year-end
2011 to 60.1% of deposits at Q2’15
(1)
Annualized
Source: Company filings, metrics as of June 30, 2015
th
5
largest independent bank in Louisiana out of 133 banks, with a 81 year-old history

Investment Highlights

5
largest independent bank in Louisiana out of 133 banks, with a 81 year-old history
•
Substantial opportunity to improve profitability and continue growth
–
Loans/deposits
currently
stand
at
only
60.1%,
with
investment
securities
and
cash
comprising
44.3%
of
the
total
assets
–
First Guaranty’s weighted average MSA projected population growth rate (2015 –
2020)
is
17%
higher
than the national average, and First Guaranty’s weighted average MSA household income is 31% higher than the projected national average over this same time period
–
Less than 2% of deposit share in large and desirable Louisiana cities including Baton Rouge, Lafayette and
Shreveport provide significant opportunities
•
Management team & board with significant “skin in the game” and history of creating shareholder value
–
Insider ownership of 40%
–
88
consecutive
quarters
of
dividends
paid
and
89
announced
as
of
the
second
quarter
of
2015
–
A
total
of
$54.6MM in dividends have been paid through 6/30/2015
–
First Guaranty’s Chairman Marshall Reynolds has a long history of running profitable banks and creating shareholder value through organic growth, strategic acquisitions, and partnering with larger banking organizations
•
Since March 1993 when current Chairman Marshall Reynolds recapitalized First Guaranty, book value per share has compounded at a 10.9% CAGR while First Guaranty has paid out dividends of $54.6 million
Source: Company filings, metrics as of June 30, 2015
th

History

1934
1993
1999
2001
2007
2009
2009
2010
2015
First Guaranty
Bank founded in
Amite, LA
Investor group led by
Marshall T Reynolds
invests $3.6M as part
of a recapitalization
Announces
acquisition of
First Southwest
Bank
Announces
acquisition of
Woodlands
Bancorp, Inc.
Announces acquisition
of Homestead Bancorp,
Inc.
First Guaranty
Bancshares Inc. formed
Bank surpasses
the $1.0B total
asset mark
Alton Lewis
becomes CEO
Announces
acquisition of
Greensburg
Bancshares, Inc.
Paid
88
consecutive
quarterly dividend
as of 2015Q2
•
Modern history begins in 1993 with the recapitalization of First Guaranty by a group of investors led by Marshall T. Reynolds
Overview
Corporate Timeline
(1)
Source: Company filings, excludes the impact of stock splits and stock dividends
(2)
Book value per share as of March 31, 1993 post-recapitalization
2002
In April Alton
Lewis becomes a
Director of the
Bank
th
Dollars in millions
Snapshot (Then and Now)
Metrics
1993
Q2'15
CAGR
Total Assets:
$158.8
$1,512.7
11.1%
Net Loans:
$103.5
$800.9
10.0%
Book Value Per Share¹:
$3.70²
$37.18
10.9%
Branches
6
21

Market Opportunity

Shreveport MSA
Lafayette MSA
Baton Rouge MSA
Hammond MSA
•
Lafayette is the third largest city by population and
deposits in Louisiana
•
Home of University of Louisiana-Lafayette (enrollment
~17,000)
•
Healthcare, government, retail, and mining are the top
employing industries in the area
•
2015-2020 projected income growth of 9.98%
•
Baton Rouge is the second largest city by both population
and deposits in Louisiana
•
Hub of the Southeast petro chemical industry
•
Political hub of the state of Louisiana
–
State government is the largest employer
•
Home of Louisiana State University (enrollment ~30,000)
•
2015-2020 projected income growth of 10.57%
Sources: SNL Financial, First Guaranty management, North Louisiana Economic Partnership
•
Major transportation hub
•
Distribution hub for Wal-Mart and Winn Dixie
•
Home of Southeastern Louisiana University (enrollment
~15,000)
•
2015-2020 projected population growth of 5.04%
•
2015-2020 projected income growth of 6.58%
•
Diversified economy; employment services, government,
education, and wholesale / retail trade
•
Barksdale Air Force Base is largest employer with 10,284
employees
•
Contains Las Vegas-style gaming industry
•
2015-2020 projected income growth of 14.23%
•
$47,259 2015 median household income

Attractive Demographics and Presence

2016-2021 Projected Population Growth by MSA
Market Share Leader in Hammond, LA
2015
Rank
Institution (ST)
2015
Number
of
Branches
2015
Total
Deposits in
Market
($000)
2015
Total
Market
Share
(%)
1
First Guaranty Bancshares Inc. (LA)
8
640,361
36.39
2
First NBC Bank Holding Co. (LA)
4
261,884
14.88
3
Hancock Holding Co. (MS)
6
210,988
11.99
4
FPB Financial Corp. (LA)
4
179,117
10.18
5
Regions Financial Corp. (AL)
4
151,155
8.59
6
Capital One Financial Corp. (VA)
2
81,742
4.65
7
JPMorgan Chase & Co. (NY)
2
72,149
4.10
8
First Trust Corp. (LA)
2
61,106
3.47
9
Investar Holding Corp. (LA)
1
52,287
2.97
10
Fidelity Bank (LA)
2
16,977
0.96
Total For Institutions In Market
39
1,759,774
2016-2021 Household Net Income Growth by MSA
5.09%
3.31%
4.41%
1.12%
4.04%
3.69%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
6.00%
Hammond
MSA
Baton Rouge
MSA
Lafayette
MSA
Shreveport
MSA
WA FGBI
MSA
Nationwide
7.34%
10.81%
11.77%
4.20%
8.03%
7.77%
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
14.00%
Hammond
MSA
Baton Rouge
MSA
Lafayette
MSA
Shreveport
MSA
WA FGBI
MSA
Nationwide
3.4%
Above
Nat. Avg.
9.5%
Above
Nat. Avg.
Source: SNL Financial

Branch Footprint

Shreveport MSA
Lafayette MSA
Baton Rouge MSA
Hammond MSA
•
3 offices
•
2.2% deposit market share (Ranked
#13)¹
•
Bossier and Caddo Parishes are
primary focus
•
Approval received to build branch in
Bossier County
•
5 offices
•
1.3% deposit market share (Ranked
#8)¹
•
8 offices (including headquarters)
•
36.4% deposit market share (Ranked
#1)¹
•
Includes all of Tangipahoa Parish
•
1 office
•
1.3% deposit market share (Ranked
#16)¹
(1) Market share data as June 30, 2015
Source: SNL Financial, Federal Deposit Insurance Corporation
First Guaranty (21)

Historical BV/Share Growth Excluding the Impact of Stock Splits and
Stock Dividends

(1)
Estimated book value per share as of March 31, 1993 post-recapitalization
Note: 2015 book value per share as of June 30
Source: Company filings, excludes the impact of stock splits and stock dividends
Historical Book Value/Share Growth
$3.70
$37.18
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
1993¹
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Management Team

•
Chairman of the Bank since 1996 and the Company since inception in 2007
•
~40 years of Banking experience
•
CEO of Champion Industries, Inc. (printing)
•
Serves
as
Chairman
of
Premier
Financial
Bancorp,
Inc.
(West
Virginia)
and
as
Director
of
Citizens
Deposit
Bank
&
Trust
(West  Virginia)
and
Summit
State
Bank
(California)
Marshall T. Reynolds
Chairman of the Board
•
Appointed to current role of CEO in 2009
•
Also serves as Vice Chairman of the Bank
•
Has been a director since April 2002
•
Previously served as Director of the Bank from June of 1988 to July of 1993
•
Partner of the law firm of Cashe, Lewis, Coudrain & Sandage and its predecessor from January 1980 to September 2009
Alton B. Lewis
Vice Chairman,
President, and CEO
•
Joined the Bank in 2003
•
During his eleven years with the Company, has held positions in commercial lending and credit, including chief credit officer
•
Previously a financial analyst with Livingston & Jefferson
•
CFA charterholder
Eric J. Dosch
Chief Financial Officer
•
Joined the Bank in 2010
•
Responsibilities include Information Technology, Information Security, Alternative Products Support, Deposit Operations, and
Operations
•
Mr. Stark has 33 years of experience in Community/Commercial Banking
•
That experience includes Management of Operations, Data Processing, Facilities, Credit, Loan Review, and Internal Audit
Richard A. Stark
Chief Operating Officer
•
Joined the Bank in 2006
•
Worked in accounting for 2 years prior to joining the Bank as a credit analyst
•
Rose through the ranks to become Chief Credit Officer in 2015
Randy S. Vicknair
Chief Credit Officer
•
Joined the Bank in October of 2015
•
30 years of experience in Credit Administration and Commercial Banking
•
LCM Capital Partners from 2010 until joining First Guaranty in October, 2015.  Focused on providing turnaround management services to financial organizations with an emphasis on problem loan resolution
•
Prior to 2010 Huntington National Bank, Bank One and Bank of America
Mike Cross
Chief Lending Officer

Insider Shareholder Base

Note: Asterisk indicate  percentages under 0.1%
(1)
Includes 3,300 shares owned by Purple Cap, LLC, over which Mr. Reynolds has shared voting and investment power. Also includes 4,546 shares owned by Champion
Leasing Corp., 5,166 shares owned by The Harrah & Reynolds Corporation, 17,040 shares owned by M. T. Reynolds Irrevocable Trust and 1,400 shares as custodian for his grandchildren, over all of which Mr. Reynolds has sole voting and investment power. Also includes 9,532 shares owned by Mr. Reynolds’s wife who exercises sole voting and investment powers over such shares. Does not include 105,200 shares beneficially owned by Mr. Reynolds’ son, Jack Reynolds, and 338,011 shares beneficially owned by Mr. Reynolds’ son, Douglas V. Reynolds. 1,478,755 shares are pledged as security for a loan.
(2)
Includes 43,098 shares owned by Hood Investments, LLC, 2,904 shares owned by Amite Mini Storage of which Mr. Hood is an affiliate, 4,108 shares owned by minors in which Mr. Hood is custodian, and 15,452 shares owned by WKH Management, Inc. as to which Mr. Hood exercises sole voting and investment power. Also includes
725,919 shares owned by Smith & Hood Investments, LLC of which Mr. Hood is President and Chairman.
(3)
Includes 41,739 shares owned by Big 4 Investments of which Mr. Smith is President and 725,919 shares owned by Smith & Hood Investments, LLC of which Mr. Smith is a co-owner.
(4)
Includes 15,457 shares held in IRA for the benefit of Mr. Lewis and 6,272 shares held jointly with his wife.
(5)
Includes 250 shares owned by minors in which Mr. Dosch is custodian. Also includes 100 shares owned by Mr. Dosch’s spouse. 1,000 shares are pledged to secure a revolving line of credit with another financial institution.
(6)
Insider Name
Age
Title
Position
(#)
Percent of Total Shares Outstanding
(%)
Marshall T. Reynolds¹
78
Chairman of the Board
1,504,017
23.9
William K. Hood²
64
Director
895,536
14.2
Edgar R. Smith III³
51
Director
768,712
12.2
Alton B. Lewis Jr.
4
66
Vice Chairman, President & CEO
38,727
0.6
Eric John Dosch
37
Treasurer, Secretary & CFO
6,789
0.1
Glenda Baskin Glover
61
Director
2,000
*
Total
2,489,862
39.6
6
5
Total number of shares includes only 725,919 shares with respect to the shares co-owned by Messrs. Hood and Smith through Smith & Hood Investments, LLC.

Recent Developments (Sep. 30, 2015)
•
Balance Sheet
–
Total assets $1.4B
–
Gross loans $857M
–
Investment securities $518M
–
Total deposits $1.3B
–
Common equity $109M
•
Income Statement
–
Net income of $3.7M to $3.9M or $0.60 per share
–
Pre-tax gain of $2.2M from the sale of common shares from a converted preferred security
•
Asset quality
–
NPAs/Assets of 1.60%
–
NPLs/Loans of 2.40%
–
ALLL/Total Loans of 1.15%
–
The increase in non-performing assets and non-performing loans was primarily due to two commercial real estate loans: (1) a $5.4 million loan secured by a multi-family property; and (2) a $2.9 million loan secured by a multi-family property. Both of these loans were previously classified as either special mention or substandard

Note: Unaudited financial metrics estimated for the three months ended September 30, 2015
Source: Company filings

Financial Performance

Total Assets ($million)
Total Gross Loans ($million)
Total Deposits ($million)
Tangible Common Equity ($million)
Source: Company filings as of June 30, 2015
$1,133
$1,354
$1,407
$1,436
$1,519
$1,513
$1,000
$1,100
$1,200
$1,300
$1,400
$1,500
$1,600
2010
2011
2012
2013
2014
2015Q2
$576
$573
$630
$703
$790
$810
$500
$550
$600
$650
$700
$750
$800
$850
2010
2011
2012
2013
2014
2015Q2
$1,007
$1,207
$1,253
$1,303
$1,372
$1,347
$800
$900
$1,000
$1,100
$1,200
$1,300
$1,400
$1,500
2010
2011
2012
2013
2014
2015Q2
$73
$83
$90
$80
$97
$103
$60
$65
$70
$75
$80
$85
$90
$95
$100
$105
$110
2010
2011
2012
2013
2014
2015Q2

Solid Profitability Metrics

ROAA
ROATCE
Net Interest Margin
Efficiency Ratio
(1)
2015 numbers are annualized as of June 30, 2015
Source: Company filings
0.65%
0.89%
0.65%
0.77%
0.95%
0.00%
0.10%
0.20%
0.30%
0.40%
0.50%
0.60%
0.70%
0.80%
0.90%
1.00%
2011
2012
2013
2014
2015YTD¹
7.97%
11.70%
9.99%
12.10%
14.10%
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
14.00%
16.00%
2011
2012
2013
2014
2015YTD¹
3.31%
3.20%
2.92%
3.11%
3.18%
2.70%
2.80%
2.90%
3.00%
3.10%
3.20%
3.30%
3.40%
2011
2012
2013
2014
2015YTD
56.77%
58.56%
65.61%
62.85%
56.69%
52.00%
54.00%
56.00%
58.00%
60.00%
62.00%
64.00%
66.00%
68.00%
2011
2012
2013
2014
2015YTD

Increasing Earnings Power

Net Income ($000)
Net Income Available for Common ($000)
EPS ($)
(1)
Note: Green shading indicates annualized metrics as of June 30, 2015
Source: Company filings
$8,033
$12,059
$9,146
$11,224
$14,632
$0
$2,000
$4,000
$6,000
$8,000
$10,000
$12,000
$14,000
$16,000
2011
2012
2013
2014
2015YTD¹
$6,057
$10,087
$8,433
$10,830
$14,235
$0
$2,000
$4,000
$6,000
$8,000
$10,000
$12,000
$14,000
$16,000
2011
2012
2013
2014
2015YTD¹
$0.98
$1.60
$1.34
$1.72
$2.26
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
2011
2012
2013
2014
2015YTD¹

Consistent Dividends… While Increasing TBV

(1)
Green shading indicates the reversal on the impact of an unrealized OCI mark-to-market loss of $15.2 million
(2)
Note: As of June 30, 2015
Source: SNL Financial and Company filings
Total Annual Dividend History
TBV Per Share
•
88 consecutive quarters of dividends paid, 89 announced
•
$0.64 / share dividend per quarter since 2008
•
10% stock dividend declared in February 2012
•
$0.64 dividend rate per share held constant which increased dividends to existing shareholders before the 2012 stock dividend
•
$54.6 million in total dividends paid to common shareholders since 1993
$1,000.00
$1,500.00
$2,000.00
$2,500.00
$3,000.00
$3,500.00
$4,000.00
$4,500.00
$12.01
$13.12
$14.38
$12.72
$15.34
$16.35
$15.13¹
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
$18.00
2010
2011
2012
2013
2014
2015Q2

Loan Portfolio

Loan Portfolio (12/31/2011)
Loan Portfolio (6/30/2015)
Total Gross Loans: $573.1 million
Yield on Loans: 6.00%
Total Gross Loans: $810.4 million
Yield on Loans: 5.35%
C&D
13.7%
Farmland
2.0%
1-4 Family
15.6%
Multifamily
2.9%
Non-farm
non-
residential
46.8%
Agriculture
3.0%
C&I
11.9%
Consumer
& Other
4.1%
Oil & Gas Support and Services (6/30/2015)
Non-farm Non-residential CRE Portfolio (6/30/2015)
Total O&G-Related Loans: $17.1 million
Percent of Gross Loans: 2.1%
Non-owner
Occupied
56.4%
Owner
Occupied
43.6%
Top CRE Lending Industries
Hotel / Motel
Retail
Industrial & Warehouse
Manufacturing
Office Buildings
Source: SNL Financial, Company filings
•
Oil & Gas related loans totaled $17.1 million at June
30, 2015
•
These loans account for only 2.1% of gross loans
•
Of First Guaranty’s O&G portfolio, only 6.8% of it is
related to O&G extraction
•
The remaining 93.2% of the portfolio consists of
various support activities for mining
C&D
6.8%
Farmland
1.8%
1-4 Family
15.7%
Multifamily
1.8%
Non-farm
non-
residential
38.2%
Agricultural
3.5%
C&I
27.1%
Consumer
& Other
5.1%

Syndicated Loan Portfolio
•
First Guaranty developed its syndicated loan program in 2007
•
First
Guaranty
has
never
experienced
a
loss
in
its
syndicated
loan
portfolio
•
$115.1M or 14.2% of the total gross loan portfolio is comprised of syndicated loans in 20 relationships of which 12 are Shared National Credits¹
•
First Guaranty uses this portfolio, through sound credit analysis, to strategically absorb excess liquidity, diversify the loan portfolio, and mitigate interest rate risk
•
First Guaranty primarily finances middle market companies who need to borrow between $25 million to $75 million
•
First Guaranty normally pursues loans with senior leverage of 3.0X or less with strong fixed charge coverage ratios
•
Strong diversity in the industries financed
•
First Guaranty’s syndicated loan portfolio is a highly efficient business line:
–
Efficient business model with nominal overhead cost
21
Source: Company filings
A Shared National Credit (SNC) is defined as any loan and/or formal loan commitment extended to a borrower by a supervised institution (subject to supervision by one of the federal banking agencies (FBA)), its subsidiaries, and affiliates that totals $20 million or more and (1) is shared by three or more insured institutions under a formal lending agreement or (2) a portion of which is sold to two or more insured institutions, with the purchasing institutions assuming a pro rata share of the credit risk. An agent originates a SNC and administers it for the other lenders.
(1)

First Guaranty Loan Portfolio Credit Quality

(1)
Annualized as of June 30, 2015
Source: Company filings
NPAs / Assets
NCOs / Avg. Loans
Loan Loss Reserves / Gross Loans
Reserves / NPAs
•
TDRs at Q2’ 15 totaled only $5.4 million or 0.67% of gross loans
2.13%
1.67%
1.27%
0.99%
1.10%
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
2011
2012
2013
2014
2015Q2
1.65%
0.45%
0.38%
0.45%
0.15%
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
1.40%
1.60%
1.80%
2011
2012
2013
2014
2015YTD¹
1.55%
1.64%
1.47%
1.15%
1.17%
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
1.40%
1.60%
1.80%
2011
2012
2013
2014
2015Q2
30.73%
43.94%
56.72%
60.74%
57.36%
0.00%
10.00%
20.00%
30.00%
40.00%
50.00%
60.00%
70.00%
2011
2012
2013
2014
2015Q2

Deposit Composition at 6/30/15
Individual and Business Deposits¹
Total Deposits: $1,347.3 million
YTD Rate on Deposits: 0.64%
Weighted Avg. Rate of Deposits Trend²
Total Deposits: $764.4 million
YTD Rate on Deposits: 0.73%
Weighted Avg. Rate of Individual and Business Deposits Trend²
(1)
Individual and Business Deposits based on average balances
(2)
Annualized 2015 numbers
Data as of June 30, 2015
Source: Company filings
1.08%
0.88%
0.69%
0.64%
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
2012
2013
2014
2015 YTD
1.28%
1.05%
0.80%
0.73%
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
1.40%
2012
2013
2014
2015 YTD
Interest-
bearing
demand
31.1%
Savings
5.7%
Noninterest-
bearing
demand
15.4%
Time
47.8%
Interest-
bearing
demand
14.9%
Savings
8.5%
Noninterest-
bearing
demand
26.9%
Time
49.7%
Deposits

Public Funds Business Line Overview

•
First Guaranty has an expertise in managing public funds deposits
•
First Guaranty has $600 million of public funds deposits outstanding (44.5% of total deposits) at June 30, 2015
•
Majority of deposits are under contractual relationships.  First Guaranty seeks to be fiscal agent for the public entity and provide multiple services to them.
•
Highly efficient business model
•
First Guaranty’s public funds require pledging
–
Most relationships require pledging of 100%
–
Pledge can include FHLB letters of credit, which will allow First Guaranty to increase its loans to deposits ratio
–
Goal is to transition more public funds into a funding source for loans over time as we grow our loan portfolio.
•
First Guaranty manages liquidity and interest rate risk in this portfolio by
–
Maintaining average life of the securities portfolio so as to provide flexibility for reinvestment of cash flows
Source: Company filings

Public Funds

Weighted Avg. Rate of Public Funds Deposits
Public Funds Deposit Composition
0.75%
0.59%
0.53%
0.52%
0.44%
0.49%
0.54%
0.59%
0.64%
0.69%
0.74%
0.79%
2012
2013
2014
2015 YTD
•
Weighted average rate of 0.52% vs. 0.73% for non-public funds
•
Cheaper deposits
•
More efficient business line
Noninterest-
bearing
demand
0.7%
Interest-
bearing
demand
51.4%
Savings
1.9%
Time
46.0%
Note: Data as of June 30, 2015 – annualized 2015 YTD numbers
Source: Company filings

Investment Portfolio & Asset/Liability

•
First Guaranty has been reducing the percentage of securities as a portion of total assets in recent years and concentrating on higher yielding loans
•
First Guaranty has been actively seeking to reduce the average life of the portfolio to prepare for a rising rate environment
–
Current duration of the portfolio is expected to be 3.2 years in a flat interest rate environment and 4.4 years in an up 400bps environment¹
Loan / Deposit Improvement
Securities Portfolio Detail
(1)
First Guaranty estimates
Source: SNL Financial, Company filings as of June 30, 2015
($000)
Book
Unrealized
Fair
Value
G/L
Value
Available-for-Sale Securities:
U.S. Treasuries
$                -
$                 -
$                 -
U.S. Government Agencies
281,825
(2,013)
279,812
Corporate Debt Securities
128,779
2,296
131,075
Mutual Funds / Equities
1,828
2,125
3,953
Municipal Bonds
49,461
(218)
49,243
Subtotal
$     461,893
$         2,190
$     464,083
Held-to-Maturity Securities:
U.S. Government Agencies
$     131,329
$       (1,708)
$     129,621
Mortgage-backed Securities
53,831
(517)
53,314
Subtotal
$     185,160
$       (2,225)
$     182,935
Total Investment Portfolio
$     647,053
$            (35)
$     647,018
MRQ Yield on Securities
2.15%
47.5%
50.3%
54.0%
57.6%
60.1%
40.0%
42.5%
45.0%
47.5%
50.0%
52.5%
55.0%
57.5%
60.0%
62.5%
2011
2012
2013
2014
2015Q2

Capital Ratios

TCE / TA
Total Equity/ Total Assets
Tier 1 Risk-Based Capital Ratio
Risk-Based Capital Ratio
Source: SNL Financial
6.12%
6.45%
5.59%
6.37%
6.82%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
6.00%
7.00%
8.00%
2011
2012
2013
2014
2015Q2
9.35%
9.53%
8.59%
9.19%
9.64%
8.00%
8.20%
8.40%
8.60%
8.80%
9.00%
9.20%
9.40%
9.60%
9.80%
2011
2012
2013
2014
2015Q2
13.71%
14.13%
13.61%
13.16%
12.98%
12.40%
12.60%
12.80%
13.00%
13.20%
13.40%
13.60%
13.80%
14.00%
14.20%
14.40%
2011
2012
2013
2014
2015Q2
14.75%
15.31%
14.71%
14.05%
13.94%
13.00%
13.50%
14.00%
14.50%
15.00%
15.50%
2011
2012
2013
2014
2015Q2

Strategy and Opportunity
•
Balance sheet is well-positioned for loan growth and margin
expansion
–
Only 60.1% of deposits currently used to fund loans as of June 30, 2015
–
Investment portfolio is positioned to efficiently and seamlessly fund loan growth
•
High quality loan growth is a focus and priority for First Guaranty
–
Six new lenders have been hired in the past two years
–
First Guaranty has added a new Chief Lending Officer, which will help extend market share growth throughout our footprint
–
Continue to expand new equipment leasing business which was put into place in 2014
–
Continue our focus on expanding First Guaranty’s USDA , FSA and SBA lending businesses
–
Credit quality is First Guaranty’s highest priority

Strategy and Opportunity (cont’d)
•
First Guaranty is positioned to operate in the most
desirable markets in Louisiana
–
Operates in major MSAs along interstates I-55, I-12, I-10 and I-20
•
Leverage existing branch footprint to increase deposit
market share
–
New loans are being priced to encourage multiple relationships
–
Expanded cash management services
–
Two new branches are planned and approved outside of the Hammond market
•
Focus on Strategic partnerships while continuing to grow
core bank
–
Ongoing M&A evaluation

Investing in First Guaranty
•
5    largest independent bank in Louisiana out of 133
banks, with a 81 year-old history
•
Double digit loan growth since 2011
•
Earning growth over 20% per year since 2013
•
Annualized margin expansion of 5.5% between Q2 ‘13 and
Q2 ‘15
•
First Guaranty has a long history on TBV growth and has
been a consistent dividend payer
•
Chairman has long history of creating shareholder value,
and both he and the board are fully aligned with
shareholder interests

th

Appendix

Historical Balance Sheets

Source: Company filings
(Dollars in thousands)
2011
2012
2013
2014
June 30, 2015
Assets
Cash and due from banks
43,812
83,342
60,819
44,365
16,939
Federal funds sold
68,630
2,891
665
210
340
Cash and cash equivalents
112,442
86,233
61,484
44,575
17,279
Interest-earning time deposits with banks
0
747
747
10,247
3,747
Available for sale, at fair value
520,497
600,300
484,211
499,808
464,083
Held to maturity, at cost
112,666
58,943
150,293
141,795
185,160
Investment securities
633,163
659,243
634,504
641,603
649,243
Federal Home Loan Bank stock, at cost
643
1,275
1,835
1,621
1,468
Loans, held for sale
0
557
88
0
0
Loans, net of unearned income
573,100
629,500
703,166
790,321
810,376
Allowance for loan losses
8,879
10,342
10,355
9,105
9,505
Net loans
564,221
619,158
692,811
781,216
800,871
Premises and equipment, net
19,921
19,564
19,612
19,211
20,181
Goodwill
1,999
1,999
1,999
1,999
1,999
Intangible assets, net
2,811
2,413
2,073
1,733
1,562
Other real estate, net
5,709
2,394
3,357
2,198
2,482
Accrued interest receivable
8,128
6,711
6,258
6,384
7,208
Other assets
4,829
7,009
11,673
8,089
6,673
Total Assets
1,353,866
1,407,303
1,436,441
1,518,876
1,512,713
Liabilities
Noninterest-bearing demand
167,925
192,232
204,291
207,969
207,742
Interest-bearing demand
289,408
348,870
391,350
432,294
418,662
Savings
57,452
63,062
65,445
74,550
77,354
Time
692,517
648,448
642,013
657,026
643,540
Total Deposits
1,207,302
1,252,612
1,303,099
1,371,839
1,347,298
Short-term borrowings
12,223
14,746
5,788
1,800
13,800
Accrued interest payable
3,509
2,840
2,364
1,997
1,997
Long-term borrowings
3,200
1,100
500
1,455
1,155
Other liabilities
1,030
1,824
1,285
2,202
2,711
Total Liabilities
1,227,264
1,273,122
1,313,036
1,379,293
1,366,961
Equity
Preferred Stock
39,435
39,435
39,435
39,435
39,435
Common stock
6,294
6,294
6,294
6,294
6,291
Surplus
39,387
39,387
39,387
39,387
39,387
Treasury
0
-54
-54
-54
0
Retained earnings
37,019
43,071
47,477
54,280
59,275
Accumulated other comprehensive income
4,467
6,048
-9,134
241
1,364
Total Equity
126,602
134,181
123,405
139,583
145,752
Total Liabilities & Shareholder's Equity
1,353,866
1,407,303
1,436,441
1,518,876
1,512,713
At December 31,

Historical Income Statements

(Dollars in thousands)
Year Ended December 31,
YTD
2011
2012
2013
2014
6/30/15
Income Statement
Interest Income
54,609
55,195
50,886
53,297
28,114
Interest Expense
15,118
13,120
11,134
9,202
4,432
Net Interest Income
39,491
42,075
39,752
44,095
23,682
Provision for Loan Losses
10,187
4,134
2,520
1,962
1,010
Service charges, commissions and fees
4,596
4,770
4,640
4,438
2,215
Net gains on securities
3,531
4,868
1,571
295
939
Loss on securities impairment
(97)
0
0
0
0
Net gain (loss) on sale of loans
114
(68)
(70)
(12)
4
Net gain (loss) on sale of assets
1
(109)
0
0
0
Gain on acquisition
1,665
0
0
0
0
Other Noninterest Income
1,463
1,679
1,337
1,456
702
Total Noninterest Income
11,273
11,140
7,478
6,177
3,860
Salaries and employee benefits
12,529
13,668
14,368
15,840
7,905
Occupancy & Equipment
3,473
3,713
3,949
3,928
1,969
Other Expense
12,819
13,780
12,670
11,826
5,739
Total Noninterest Expense
28,821
31,161
30,987
31,594
15,613
Net Income before Taxes
11,756
17,920
13,723
16,716
10,919
Provision for Taxes
3,723
5,861
4,577
5,492
3,663
Net Income
8,033
12,059
9,146
11,224
7,256
Preferred Dividends
(1,976)
(1,972)
(713)
(394)
(197)
Net Income Avail to Common
6,057
10,087
8,433
10,830
7,059
Source: Company filings

Reconciliation of Non GAAP Financial Measures

Source: Company filings
At December 31,
YTD June 30,
2011
2012
2013
2014
2015
Tangible common equity
Total stockholders' equity
$126,602
$134,181
$123,405
$139,583
$145,752
Adjustments:
Series C preferred stock
(39,435)
(39,435)
(39,435)
(39,435)
(39,435)
Goodwill
(1,999)
(1,999)
(1,999)
(1,999)
(1,999)
Acquisition intangibles
(2,608)
(2,257)
(1,938)
(1,618)
(1,458)
Tangible common equity
$82,560
$90,490
$80,033
$96,531
$102,860
Common shares outstanding
6,294,227
6,291,332
6,291,332
6,291,332
6,291,332
Book value per common share
$13.85
$15.06
$13.35
$15.92
$16.90
Tangible book value per common share
$13.12
$14.38
$12.72
$15.34
$16.35
Tangible assets
Total assets
$1,353,866
$1,407,303
$1,436,441
$1,518,876
$1,512,713
Adjustments:
Goodwill
(1,999)
(1,999)
(1,999)
(1,999)
(1,999)
Acquisition intangibles
(2,608)
(2,257)
(1,938)
(1,618)
(1,458)
Tangible assets
$1,349,259
$1,403,047
$1,432,504
$1,515,259
$1,509,256
Tangible common equity to tangible assets
6.12%
6.45%
5.59%
6.37%
6.82%
Total equity to total assets
9.35%
9.53%
8.59%
9.19%
9.64%
Return on average tangible common equity
Net income
$8,033
$12,059
$9,146
$11,224
$7,256
Net income available for common shareholders
6,057
10,087
8,433
10,830
7,059
Adjustments:
Amortization of intangible assets and goodwill impairments (tax effected at 35.0%)
185
228
208
208
104
Average tangible common equity
78,362
88,128
86,524
91,187
102,463
Average total equity
108,321
131,991
130,053
134,397
145,433
Return on average tangible common equity
7.97%
11.70%
9.99%
12.10%
14.10%
Return on average equity
7.42%
9.14%
7.03%
8.35%
10.06%